As filed with the Securities and Exchange Commission on August 12, 1998
                                                     Registration No. 333-51145
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                    -----------------------------------
                       POST-EFFECTIVE AMENDMENT NO. 1
                                TO FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                            INSILCO CORPORATION

           (Exact name of registrant as specified in its charter)
     Delaware               367, 346, 274,359                  06-0635844
(State or other            (Primary Standard                  (IRS Employer
jurisdiction of                Industrial                  Identification No.)
 incorporation               Classification
or organization)              Code Number)

                    -----------------------------------
                           425 Metro Place North
                                Fifth Floor
                             Dublin, Ohio 43017
                               (614) 792-0468
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)

                    -----------------------------------
                              Kenneth H. Koch
                     Vice President and General Counsel
                            INSILCO CORPORATION
                           425 Metro Place North
                                Fifth Floor
                             Dublin, Ohio 43017
                               (614) 791-3137
                    (Name, address, including zip code,
                      and telephone number, including
                      area code, of agent for service)

                    -----------------------------------
                                 Copies to:

             Aviva Diamant                        John W. Buttrick
          Fried, Frank, Harris,                 Davis Polk & Wardwell
           Shriver & Jacobson                   450 Lexington Avenue
           One New York Plaza                     New York, NY 10017
           New York, NY 10004

                    -----------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and the effective time ("Effective Time") of the merger (the "Merger") of Silkworm Acquisition Corporation ("MergerSub") with and into Insilco Holding Co. ("ExistingSub"), a wholly owned subsidiary of Insilco Corporation (the "Company"), as described in the Agreement and Plan of Merger dated as of March 24, 1998, as amended.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |x| 333-51145

                    -----------------------------------

                      CALCULATION OF REGISTRATION FEE
===================================================================================================
                                                Proposed Maximum   Proposed Maximum
   Title of each Class of        Amount to be    Offering Price       Aggregate      Amount of
         Securities            Registered(1)(2)     Per Share     Offering Price(2) Registration
      to be Registered                                                                 Fee(2)
--------------------------------------------------------------------------------------------------
   Common Stock, par value         140,031             N/A               $0              $0
   $0.001 per share
--------------------------------------------------------------------------------------------------
(1)  This  Registration  Statement  relates to shares of common stock,  par value $0.001 per share,  which are the shares into which the shares of common  stock,  par  value  $0.001  per  share,  of the  Company  (the
     "Shares")  will be converted in a  reorganization  merger  pursuant to
     Section  251(a)  of  the  Delaware   General   Corporation   Law  (the
     "Reorganization  Merger") (pursuant to which the Company will become a wholly owned  subsidiary of ExistingSub)  and which are to be retained by the  holders  thereof  as a result of the  Merger,  which will take place promptly following the Reorganization Merger.

(2) Pursuant to Rule 457(f) under the Securities Act of 1933, as amended, and solely for purposes of calculating the registration fee, the registration fee was computed on the basis of the last reported sale on the NASDAQ National Market on the relevant date, less the amount of cash to be paid by the Company in connection with the Merger.



                              EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (the "Registration Statement") filed by Insilco Corporation (Registration No. 333-51145) is being filed in order to add as an exhibit to the Registration Statement Amendment No. 2 to the Agreement and Plan of Merger, dated August 12, 1998, among the Company, INR Holding Co. and Silkworm Acquisition Corporation. The Merger Agreement is being amended to add a class of preferred stock to the certificate of incorporation of the corporation surviving the Merger (as defined in the Registration Statement). The preferred stock will be a component of the financing used to complete the Merger.

Item 21.  Exhibits and Financial Statement Schedules.

(a) Exhibits
                               EXHIBIT INDEX

10(s)- Amendment No. 2 to the Agreement and Plan of Merger, dated August 12, 1998, among the Company, INR Holding Co. and Silkworm Acquisition Corporation (filed herewith).


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 12th day of August, 1998.

                                  INSILCO CORPORATION

                                  By: /s/ Kenneth H. Koch
                                  --------------------------------
                                    Name:  Kenneth H. Koch
                                    Title: Vice President & General
                                           Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date first above written:

       Signature                        Title                      Date
------------------------  ------------------------------------  ---------------

           *
------------------------
   Robert L. Smialek     Chairman of the Board, President     August 12, 1998
                           and Chief Executive Officer

           *
------------------------
     David A. Kauer      Vice President and Chief Financial   August 12, 1998
                           Officer

           *
------------------------
    James J. Gaffney     Director                             August 12, 1998


           *
------------------------
   Terence M. O'Toole    Director                             August 12, 1998


           *
------------------------
    Thomas E. Petry      Director                             August 12, 1998


           *
------------------------
    Barry S. Volpert     Director                             August 12, 1998



*By: /s/ Kenneth H. Koch
------------------------
     Kenneth H. Koch
     Attorney-in-Fact